SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2004 (February 16, 2004)

SILICON GRAPHICS INC.
(Exact name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10441		94-2789662
(Commission File Number)		(IRS Employer Identification No.)

1500 Crittenden Lane
Mountain View, California		94043-1351
(Address of Principal Executive Offices)		(Zip Code)

(650) 960-1980
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

      On February 16, 2004, Silicon Graphics Inc. (the “Company”) issued a press release announcing that it had agreed to sell 18,181,818 shares of its common stock, par value $0.001 per share, for an aggregate purchase price of $50 million to certain institutional investors in a private placement transaction. The parties entered into a Purchase Agreement, dated as of February 16, 2004 (the “Purchase Agreement”), in connection therewith.

Item 7. Exhibits.

      10.1 Purchase Agreement between Silicon Graphics, Inc. and certain institutional investors dated as of February 16, 2004.

        99.1 Press Release dated February 16, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON GRAPHICS INC.

Dated:	February 20, 2004	By:	/s/ Sandra M. Escher

			Name:	Sandra M. Escher
			Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Purchase Agreement between Silicon Graphics Inc. and certain institutional investors dated as of February 16, 2004
99.1	Press Release dated February 16, 2004